Independent Auditors' Consent

The Board of Directors
Penncore Financial Services Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Penncore Selected Consolidated Financial Data" in the Proxy Statement/Prospectus.



                                   /s/ KPMG PEAT MARWICK LLP
                                   KPMG Peat Marwick, LLP





Princeton, New Jersey
April 21, 1997